Axos Q1 Fiscal 2024 Earnings Supplement October 26, 2023 NYSE: AX

Loan Growth by Category for First Quarter Ended September 30, 2023

$ millions

Loans	Category	Subcategory	Q1 FY24	Q4 FY23	Inc (Dec)
Loans	Single Family Mortgage & Warehouse	Jumbo Mortgage	$4,019	$3,924	95
		SF Warehouse Lending	295	250	45
	Multifamily & Commercial Mortgage	Multifamily	2,130	2,236	(106)
		Small Balance Commercial	832	846	(14)
	Commercial Real Estate	CRE Specialty	5,488	5,346	142
		Lender Finance RE	681	854	(173)
	Commercial & Industrial Non-RE	Lender Finance Non-RE	1,833	1,696	137
		Equipment Leasing	107	116	(9)
		Asset-Based Lending	1,269	828	441
	Auto & Consumer	Auto	441	476	(35)
		Unsecured/OD	65	70	(5)
	Other		2	10	(8)
			$17,162	$16,652	$510

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CRE Specialty* Detail as of September 30, 2023 Non-Performing Loans (mm)Weighted Avg. LTVBalance (mm)Loan Type $1143%$1,804Multifamily 15371,109SFR 0411,061Hotel 039496Industrial 038456Office 043226Retail 041336Other $2641%$5,488Total <=50% > 50% to 60% >60% to 65% > 65% 81% 16% 2% 1% LTV Distribution 2 *Includes CRE Specialty loan portfolio only; see Form 10-Q for the quarterly period ended September 30, 2023 for additional details of other loan categories

Fixed/Hybrid Years to Maturity / Repricing*Mix of Loan Repricing Types Variable 61% Hybrid 32% Fixed 7% 455 944 2,139 3,297 5,516 6,483 6,491 6,543 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 1/2 1 2 3 5 10 20 >20 Years $M 7% 15% 33% 50% 100%99%99%84% *Excludes SF Warehouse Lending and Equipment Leasing. The years to repricing assumes no loan prepayments and reflects only contractual terms. Interest Rate Components of Loan & Lease Portfolio At September 30, 2023 3 Of the fixed and hybrid rate loan balances in our portfolio at September 30, 2023, 50% will reprice within 3 years and 84% will reprice within 5 years

4 Consumer  Direct Distribution  Partners Small Business  Banking Commercial /  Treasury  Management Axos Securities Specialty  Deposits Fiduciary  Services Diversified Deposit Gathering Business Lines $1.1 B $1.1 B $10.1 B $0.6 B $0.3 B $3.4 B $1.0 B Diversified Deposit Gathering Approximately 90% of deposits are FDIC-insured or collateralized *Deposit balances as of 9/30/23 1Excludes approximately $550 million of off-balance sheet deposits 2Excludes approximately $750 million of client deposits held at other banks 1 2 › Full service digital banking, wealth management, and securities trading › White-label banking › Business banking with simple suite of cash management services › Serves approximately 40% of U.S. Chapter 7 bankruptcy trustees in exclusive relationship › Software allows servicing of SEC receivers and non-chapter 7 cases › 1031 exchange firms › Title and escrow companies › HOA and property management › Business management and entertainment › Broker-dealer client cash › Broker-dealer reserve accounts › Full service treasury/cash management › Team enhancements and geographic expansion › Bank and securities cross-sell

Axos Advisor Services (AAS) Cash Sorting 5 Ending Balance* *Total ending AAS client deposit balances, both on- and off-balance sheet (895) (383) (188) (51) $(1,000) $(900) $(800) $(700) $(600) $(500) $(400) $(300) $(200) $(100) $- Q2 2023 Q3 2023 Q4 2023 Q1 2024 Pace of AAS Cash Sorting Decline Has Decelerated $1,052$1,103$1,291$1,674 (in millions)

Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Reserve (UCL) ($ in millions) 166.7 2.4 0.8 5.8 170.9 10.5 11.7 130 140 150 160 170 180 190 1.2 June 30, 2023 ACL + UCL Gross Charge-offs Provisions for credit losses Gross Recoveries September 30, 2023 ACL + UCL UCLACL 6

7 Allowance for Credit Losses (ACL) by Loan Category as of September 30, 2023 $ millions Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Commercial & Industrial Non-RE Auto & Consumer Other Loans ACL %ACL $Loan Balance %0.4174,314%0.5162,962%1.2716,169%1.7553,209%2.412506%--2%1.017117,162

Credit Quality ($ millions)

9/30/2023	Loans O/S	NPLs	%
Single Family-Mortgage & Warehouse	$4,313.9	$36.6	0.85%
Multifamily and Commercial Mortgage	2,962.0	38.8	1.31
Commercial Real Estate	6,168.6	26.1	0.42
Commercial & Industrial - Non-RE	3,209.0	3.0	0.09
Auto & Consumer	506.0	2.4	0.47
Other	2.4	0.0	0.00
Total	$17,161.9	$106.9	0.62%

6/30/2023	Loans O/S	NPLs	%
Single Family-Mortgage & Warehouse	$4,173.8	$30.7	0.74%
Multifamily and Commercial Mortgage	3,082.2	35.1	1.14
Commercial Real Estate	6,199.8	14.9	0.24
Commercial & Industrial - Non-RE	2,639.7	3.0	0.11
Auto & Consumer	546.3	1.5	0.27
Other	10.2	2.0	19.61
Total	$16,652.0	$87.2	0.52%

9/30/2022	Loans O/S	NPLs	%
Single Family-Mortgage & Warehouse	$4,009.8	$65.7	1.64%
Multifamily and Commercial Mortgage	2,965.0	35.8	1.21
Commercial Real Estate	5,523.9	14.9	0.27
Commercial & Industrial - Non-RE	2,244.3	3.0	0.13
Auto & Consumer	631.3	1.0	0.16
Other	10.0	0.1	1.00
Total	$15,384.3	$120.5	0.78%

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12 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO Andy Micheletti, EVP of Finance investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information